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CUSIP NO. 37246C109                 13G                   PAGE  5  OF  5  PAGES
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                                                                       EXHIBIT 1

                            AGREEMENT OF JOINT FILING

     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed on behalf of all of the undersigned with respect to the ownership of shares of Common Stock of GenVec, Inc.

     This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     EXECUTED as a sealed instrument this 12th day of February, 2002.



HIGHLAND CAPITAL PARTNERS IV
  LIMITED PARTNERSHIP

By: Highland Management
      Partners IV LLC, Its General Partner

    By: /S/ ROBERT F. HIGGINS
        ------------------------
        Managing Member

HIGHLAND MANAGEMENT PARTNERS IV LLC


By: /S/ ROBERT F. HIGGINS
    ------------------------
    Managing Member


/S/ ROBERT F. HIGGINS
------------------------
Robert F. Higgins


/S/ PAUL A. MAEDER
------------------------
Paul A. Maeder


/S/ DANIEL J. NOVA
------------------------
Daniel J. Nova


/S/ KEITH E. BENJAMIN
------------------------
Keith E. Benjamin


/S/ WYCLIFFE K. GROUSBECK
------------------------
Wycliffe K. Grousbeck

                            Page 5 of 5 pages